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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-73618, No. 333-30559 and No. 333-57507), Form S-4 (No.
333-22575, No. 333-31231, No. 333-35639, No. 333-52501 and No. 333-60727) and
Form S-8 (No. 33-42354, No. 33-63510, No. 33-79654, No. 33-79756, No. 33-79664
and No. 333-48357) of Allied Waste Industries, Inc. and in the related Prospectuses of our report dated February 24, 1998 with respect to the consolidated financial statements of American Disposal Services, Inc. included in this Current Report on Form 8-K/A-1.

                                          Ernst & Young LLP

Chicago, Illinois
August 27, 1998